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                                                                   Exhibit 21.1


                              LIST OF SUBSIDIARIES
                              AS OF MARCH 30, 2001


                                                     STATE OR JURISDICTION
NAME OF SUBSIDIARY                                   OF INCORPORATION           % OF OWNERSHIP
------------------                                   ----------------           --------------
Inverness Medical Limited                            Scotland (U.K.)            100% of common stock (1)
Inverness Medical, Inc. ("IMI")                      State of Delaware          100%
Can-Am Care Corporation                              State of New York          100% (sub of IMI)
Inverness Medical Canada Inc.                        Canada                     100% (sub of IMI)
Cambridge Diagnostics Ireland Ltd.                   Ireland                    100%
Terrier Acquisition Corp. ("Terrier")                State of Delaware          100%
Integ Incorporated                                   State of Minnesota         100% (sub of Terrier)
Inverness Medical Europe GmbH (2)                    Germany                    100%
Selfcare Development Verwaltungsgesellschaft GmbH    Germany                    100% (sub of IM Europe GmbH)
Selfcare Development GmbH & Co. KG                   Germany                     70% (sub of IM Europe GmbH)
Inverness Medical Benelux Bvba (3)                   Belgium                    100% (sub of IM Europe GmbH)
Selfcare Europe Ltd                                  England (U.K.)             100% (no operations)
Cambridge Affiliate Corporation                      State of Delaware           49%
Selfhelp Israel, Ltd.                                Israel                     100% (no operations)
Orgenics, Ltd. (4)                                   Israel                     100% (direct & indirect)
Orgenics International Holdings B.V.                 The Netherlands            100% (5)
Selfcare Technology, Inc.                            State of Delaware          100% (6)
Selfcare Pty Limited                                 Australia                  100% (no operations)
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NOTE: Each subsidiary does business under its own name, as listed above.

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(1) preferred stock owned by Inverness and Nairn Enterprise (a Scottish development agency)
(2) Formerly known as Selfcare International GmbH
(3) Formerly known as Bvba Selfcare Benelux sprl
(4) Orgenics, Ltd has subsidiaries in France (Orgenics France S.A., 100% owned),
    Brazil (Do Brasil Ltda, and Orgenics Reagentes Para Laboratorios Ltda -both
    100% owned), Columbia (Orgenics Columbia-branch, 100% owned) and Israel
    (Orgenics Biosensors Ltd, 86% owned).
(5) Only material assets are the shares of Orgenics Ltd. that it owns.
(6) Owns 50% (Joint Venture) of PBM-Selfcare, LLC